EXHIBIT 6.b.3.1
                         NEWCO (PARENT)
                          BALANCE SHEET
                          AS OF MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.3.1 PAGE 1 OF 2

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION


ASSETS

OTHER PROPERTY AND INVESTMENTS:
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                         $0     $10,451 (b,c)    $10,451
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY               0                            0
   OTHER, AT COST                        0                            0
                                ----------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS                   0      10,451           10,451

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS             0          90 (a,b)         90
   NOTES REC. FROM AFF. CO'S             0                            0
   NOTES AND ACCOUNTS REC.               0                            0
   ACCOUNTS REC. FROM AFF. CO'S          0                            0
   PREPAYMENTS                           0                            0
                                ----------------------------------------
      TOTAL CURRENT ASSETS               0          90               90
                                ----------------------------------------

DEFERRED CHARGES:
   ACCUMULATED DEF. INCOME TAXES         0                            0
   UNAMORTIZED DEBT EXPENSE              0                            0
   OTHER                                 0                            0
                                ----------------------------------------
      TOTAL DEFERRED CHARGES             0           0                0
                                ----------------------------------------
      TOTAL ASSETS                      $0     $10,541          $10,541
                                ========================================














                          NEWCO (PARENT)
                          BALANCE SHEET
                          AS OF MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.3.1 PAGE 2 OF 2

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                        $0                           $0
   CAPITAL SURPLUS,  PAID IN             0      10,541 (a,c)     10,541
   DEF. BENEFIT PLAN - ESOP              0                            0
   RETAINED EARNINGS                     0                            0
                                ----------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                         0      10,541           10,541

   LONG-TERM DEBT,  NET                  0                            0
                                ----------------------------------------
      TOTAL CAPITALIZATION               0      10,541           10,541

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                 0                            0
   ACCOUNTS PAYABLE                      0                            0
   ACCOUNTS PAYABLE TO AFF. CO'S         0                            0
   CURR. POR. OF LONG-TERM DEBT          0                            0
   ACCRUED INTEREST                      0                            0
   ACCRUED TAXES                         0                            0
   OTHER                                 0                            0
                                ----------------------------------------
      TOTAL CURRENT LIABILITIES          0           0                0


DEFERRED CREDITS:
   OTHER                                 0                            0
                                ----------------------------------------
      TOTAL DEFERRED CREDITS             0           0                0
                                ----------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES                 $0     $10,541          $10,541
                                ========================================















                                                            EXHIBIT 6.b.3.2

                          NEWCO (PARENT)
                          INCOME STATEMENT
                          FOR 12 MONTHS ENDED MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.3.2 PAGE 1 OF 1

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION

OPERATING REVENUE                       $0                           $0
                                -----------------------------------------
OPERATING EXPENSES:
   OPERATION EXPENSE                     0                            0
   FED. AND STATE INCOME TAXES           0                            0
   TAXES OTHER THAN INCOME TAXES         0                            0
                                -----------------------------------------
 TOTAL OPERATING EXPENSES                0           0                0
                                -----------------------------------------
OPERATING INCOME                         0           0                0
                                -----------------------------------------
OTHER INCOME (LOSS):
   EQUITY IN EARNINGS OF SUBS.           0                            0
   EQUITY IN EARNINGS OF
     TRANSMISSION COMPANIES              0                            0
   OTHER, NET                            0                            0
                                -----------------------------------------
      OTHER LOSS, NET                    0           0                0
                                -----------------------------------------
LOSS BEFORE INTEREST CHARGES             0           0                0
                                -----------------------------------------
INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT            0                            0
   OTHER INTEREST                        0                            0
                                -----------------------------------------
  TOTAL INTEREST CHARGES                 0           0                0
                                -----------------------------------------

      NET INCOME                         0           0                0
                                -----------------------------------------
EARNINGS FOR COMMON SHARES               0           0                0

                          NEWCO (PARENT)
                          *EXPLANATION OF ADJUSTMENTS
                          (THOUSANDS OF DOLLARS)
                                               DEBIT          CREDIT
(a)   CASH                                         100
                   CAPITAL SURPLUS, PAID IN                         100
To record the Initial entry on NewCo's books (to establish NewCo and issue 100 shares of common stock at $1 per share par value).
(b)    INVESTMENTS IN SUBSIDIARY CO.                10
                   CASH                                              10
To record the initial investment in Genco (and its creation) on NewCo's books.
(c)    INVESTMENTS IN SUBSIDIARY CO.            10,441
                   CAPITAL SURPLUS, PAID IN                      10,441
To record the investment in existing subsidiaries [HEC, MODE 1 and Select] on NewCo's books.